Exhibit 10.3

ODYSSEY THERAPEUTICS, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Plan is to provide eligible employees of the Company and each Designated Company with opportunities to purchase shares of the Company’s Common Stock. Subject to the provisions of Section 16 and Section 17, the maximum number of shares of Common Stock that may be issued under the Plan shall be 516,400 shares of Common Stock. In addition, commencing on January 1, 2027 and on each subsequent anniversary thereof (but not following the Expiration Date), the number of shares of Common Stock available for issuance under the Plan will automatically increase in an amount equal to the lesser of (x) 1.00% of the total number of shares of the Company’s capital stock outstanding on December 31 of the preceding year and (y) 1,032,801 shares of Common Stock (subject to adjustment pursuant to the provisions of Section 16 and Section 17). Notwithstanding the foregoing, the Board or the Committee may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number than would otherwise occur pursuant to the preceding sentence.

The Company intends this Plan to qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Code Section 423 shall have the same definition herein. However, with regard to offers of options for purchase of the Common Stock under the Plan to employees outside the United States working for a Subsidiary or an Affiliate of the Company, the Board may offer a sub-plan or an option that is not intended to meet the Code Section 423 requirements and that varies from the terms and conditions of the Plan (provided that any such variations do not cause the Section 423 portion of the Plan to violate Section 423 of the Code). For the avoidance of doubt, the adoption of a sub-plan shall not be the adoption of a new plan for purposes of Treas. Reg. § 1.423-2(c).

Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 30.

1.
Administration. The Plan shall be administered by the Administrator. The Administrator has full authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable and appoint such agents as it deems appropriate for the proper administration of the Plan; (ii) interpret and construe, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any ESPP Request Form or other instrument or agreement relating to the Plan; (iii) determine the terms and conditions of any right to purchase shares of Common Stock under the Plan; (iv) make all determinations and take all actions it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations and procedures for jurisdictions outside the United States, such as adopting rules and procedures regarding payment of interest (if any), conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements outside of the United States, and adopting sub-plans applicable to particular Designated Companies or locations, which sub-plans may be necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 12 below; (v) determine eligibility and decide all disputes arising in connection with the Plan, including which Subsidiaries and Affiliates will be Designated Companies; (vi) amend an outstanding right to purchase shares of Common Stock, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 or Section 17 (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Option Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan; and (vii) otherwise supervise and take any other actions necessary or desirable for the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. Subject to applicable laws and regulations, the Board or the Committee may delegate administrative authority hereunder to an officer of the Company or to such other individual or group as the Board or Committee may determine in its discretion. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.
2.
Offerings. The Administrator may make one or more Offerings (consisting of one or more Purchase Periods) to Eligible Employees to purchase Common Stock under the Plan. The Administrator shall, in its discretion, designate the period of any Offering, provided that no Offering shall exceed twenty-seven (27) months in duration. Unless the Administrator otherwise determines, each Offering shall be for a Purchase Period of six (6) months, beginning on the Offering Date and ending on the Exercise Date. If an Offering will have more than one (1) Purchase Period, the Administrator may provide in advance of the Offering that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (a) that Offering will terminate immediately as of that first Trading Day, and (b) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

Subject to applicable law, the Administrator, or its delegate, retains the discretion to impose trading restrictions or holding requirements on Common Stock purchased with respect to a particular Offering. If the Administrator elects to impose such restrictions or requirements, the restrictions or requirements will be described in the enrollment materials for the applicable Offering.

With respect to the Section 423 portion of the Plan, each Offering will comply with the requirement of Section 423(b)(5) of the Code that all Eligible Employees granted Options will have the same rights and privileges.

3.
Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, except for (i) any employees who have been employed less than 1 year, unless otherwise determined by the Administrator, and (ii) any employees who do not meet any other eligibility requirements that the Administrator may choose to impose (within the limits permitted by the Code) (such eligible individuals, “Eligible Employees”). Notwithstanding any other provision herein, individuals who are not classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system on the Offering Date are not considered to be “Eligible Employees” of the Company or any Designated Company and shall not be eligible to participate in the Plan with respect to such Offering. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not classified as of an Offering Date as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in an Offering under this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

For purposes of the Plan, in accordance with Treas. Reg. § 1.421-1(h)(2), the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Company that does not exceed three months and during any period longer than three (3) months if the individual’s right to reemployment is guaranteed by statute or contract.

The Company retains the discretion to determine which Eligible Employees may participate pursuant to and consistent with Treasury Regulation §§ 1.423-2(e) and (f).

An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause an offering under the Section 423 portion of the Plan to violate Section 423 of the Code.

4.
Participation.
(a)
Participants on Effective Date. An Eligible Employee may elect to participate in the Plan by properly completing and submitting an ESPP Request Form (in the manner described in Section 4(b)) in accordance with enrollment procedures and timing established by the Administrator. Participation in the Plan is entirely voluntary.
(b)
Enrollment. The ESPP Request Form shall (i) state the deduction to be made from an Eligible Employee’s Compensation during an Offering pursuant to Section 5, (ii) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan, and (iii) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in an Offering in accordance with these procedures shall be deemed to have waived participation in such Offering.

(c)
Automatic Re-enrollment. The deduction rate selected in the ESPP Request Form shall remain in effect for subsequent Offerings unless the Participant submits a new ESPP Request Form (i) authorizing a new level of payroll deductions in accordance with Section 6, or (ii) withdrawing from the Plan in accordance with Section 7, or if the Participant terminates employment or otherwise becomes ineligible to participate in the Plan.
(d)
Electronic Submission of ESPP Request Form. The Administrator may specify that ESPP Request Forms to be submitted to the Company pursuant to this Section 4 or Section 7 below are to be submitted electronically via the Company’s intranet or the Internet site of a third party or via email or any other means of electronic delivery specified by the Administrator.
(e)
Notwithstanding the foregoing, participation in the Plan shall neither be permitted nor denied contrary to the requirements of the Code.
5.
Employee Contributions. Each Eligible Employee may, by submitting an ESPP Request Form as described in Section 4(b), authorize payroll deductions, in whole percentages, at a minimum of 1% up to a maximum of 15% of such employee’s Compensation, to be deducted on a pro rata basis for each pay period during an Offering, provided that, to the extent permitted by Administrator for an Offering, an Eligible Employee may authorize a payroll deduction expressed as a flat dollar amount, subject to such terms, conditions and limits as may be established by the Administrator for such Offering. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the last day of the Offering. Payroll deductions shall be made in accordance with the Eligible Employee’s election; provided that, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. The Company shall maintain notional book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period, but the Company will not hold payroll deductions in a trust or in any segregated account, unless otherwise determined by the Administrator or required by applicable law. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 5.
6.
Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his, her or their payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new ESPP Request Form in accordance with enrollment procedures and timing established by the Administrator. The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate the Participant’s payroll deduction during an Offering.

7.
Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised ESPP Request Form indicating his, her or their election to withdraw (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal shall be effective as of the next business day. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Any withdrawing employee may not begin participating again during the remainder of the then current Offering but may enroll in a subsequent Offering in accordance with Section 4.
8.
Grant of Options. On each Offering Date, the Company shall grant to each Participant in the Plan an option (“Option”) to purchase, on the Exercise Date and at the Option Price hereinafter provided for, the lesser of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price and (b) a number of shares of Common Stock equal to $25,000 divided by the Fair Market Value of a share of Common Stock on the Offering Date (or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering (in each case subject to adjustment pursuant to Section 16 or Section 17)); provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) shall, unless otherwise determined by the Administrator in advance of an Offering, be the lesser of 85% of the Fair Market Value of a share of Common Stock on (a) the Offering Date or (b) the Exercise Date; provided, however, that in no event shall the Option Price be less than 85% of the Fair Market Value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option that permits the Participant’s rights to purchase stock under the Plan, and any other employee stock purchase plan (described in Section 423 of the Code) of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined on the Option grant date or dates) for each calendar year in which the Option is outstanding at any time (for example, if the Administrator makes two Offerings of six months in duration that begin on January 1 and July 1 of a calendar year and each Offering is for a single Purchase Period, the maximum number of shares of Common Stock that may be purchased in the first Offering shall be $25,000 divided by Fair Market Value of a share of Common Stock as of January 1, and the maximum number of shares of Common Stock that may be purchased in the second Offering, if any, shall be (a) $25,000 less the product of (i) Fair Market Value of a share of Common Stock as of January 1 multiplied by (ii) the number of shares of Common Stock purchased in the first Offering, divided by (b) Fair Market Value of a share of Common Stock as of July 1). The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.
Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as the Participant’s accumulated payroll deductions on such date shall purchase at the Option Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.
10.
Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the Eligible Employee, in the name of the Eligible Employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the Eligible Employee to be his, her or their, nominee for such purpose. Participants will not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock until such shares have been delivered pursuant to this Section 10.

All transactions under this Plan are subject to the Company’s insider trading policy as may be in effect from time to time. This includes any blackout period prohibition or requirement to obtain mandatory pre-clearance of transactions such as enrollment, modification of level of participation, withdrawal, or trading. If the standard enrollment period is scheduled to occur during a blackout period, arrangements may be made to allow for restricted insiders to update their elections during the preceding open trading window.

11.
Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason, or if the Participant’s employment status changes such that the Participant is no longer an Eligible Employee before the Exercise Date for any Purchase Period, no further payroll deduction shall be taken from any pay due and owing to the Participant and the balance in the Participant’s notional account shall be paid as if such Participant had withdrawn from the Plan under Section 7, to such Participant or, in the case of such Participant’s death, to (i) the legal representative of the Participant’s estate; or (ii) if no such legal representative has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. An employee shall be deemed to have terminated employment, for this purpose, if the corporation or other entity that employs such individual, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any entity other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company shall not be treated as having terminated employment for purposes of participating in the Plan or an Offering.

12.
Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Company whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees. Any such special rules or sub-plans may address, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements. Unless otherwise specifically provided, to the extent there is a conflict between the provisions of a sub-plan and the terms of the main portion of the Plan, the terms of the sub-plan shall govern with respect to the individuals who participate in such sub-plan.
13.
Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from a Participant’s pay shall result in such Participant becoming a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such Participant.
14.
Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during the Participant’s lifetime only by the Participant.
15.
Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.
16.
Adjustment in Case of Changes Affecting Common Stock. Upon any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off, or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, or any other change affecting the Common Stock, (i) the number and class of shares approved for the Plan, (ii) the Option Price, and (iii) the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to the extent determined by the Administrator to give proper effect to such event, in accordance with applicable law.
17.
Corporate Transactions. In connection with a Corporate Transaction, the Administrator shall take any one or more of the following actions as to outstanding Options on such terms as the Administrator determines:
(a)
provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation or other entity (or an affiliate thereof);
(b)
upon written notice to Participants, provide that Participants’ accumulated payroll deductions will be used to purchase shares of Common Stock on a date determined by the Administrator within ten (10) days prior to the Corporate Transaction and that all outstanding Options will terminate immediately after such purchase;

(c)
upon written notice to Participants, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Corporate Transaction and that all accumulated payroll deductions will be returned to Participants;
(d)
in the event of a Corporate Transaction under the terms of which holders of Common Stock will receive, upon consummation thereof, a cash payment for each share surrendered in the Corporate Transaction, make or provide for a cash payment to a Participant equal to (1) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (2) the aggregate Option Price of such Option, in exchange for the termination of such Option;
(e)
provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof); or
(f)
any combination of the foregoing.

For purposes of clause (a) above, an Option shall be considered assumed if, following consummation of the Corporate Transaction, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Corporate Transaction, the consideration (whether cash, securities, or other property) received as a result of the Corporate Transaction by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Corporate Transaction is not solely capital stock of the acquiring or succeeding corporation or other entity (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation or other entity, provide for the consideration to be received upon the exercise of Options to consist solely of capital stock of the acquiring or succeeding corporation or other entity (or an affiliate thereof) equivalent in value (as determined by the Administrator) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Corporate Transaction.

In addition, any action taken under this Section 17 shall be consistent with the intent that Options comply with Section 423 of the Code, unless otherwise expressly determined by the Administrator. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other Corporate Transaction.

18.
Amendment of the Plan. The Administrator may at any time and from time to time amend the Plan in any respect, except that, without the approval within twelve (12) months before or after such Administrator action by the stockholders of the Company, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval under the requirements of any stock exchange upon which the shares may then be listed or in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.
Suspension of the Plan. The Administrator may, at any time, suspend the Plan; provided that the Company shall provide notice to the Participants prior to the effectiveness of such suspension. The Administrator may resume the operation of the Plan following any such suspension; provided that the Company shall provide notice to the Participants prior to the date of termination of the suspension period. A Participant shall remain a Participant in the Plan during any suspension period (unless the Participant withdraws pursuant to Section 7). However, no Options shall be granted or exercised, and no payroll deductions shall be made in respect of any Participant, during the suspension period.
20.
Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned in a manner consistent with the requirements of Section 423(b)(4) and (5) of the Code and the regulations thereunder among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
21.
Effective Date and Stockholder Approval. The Plan shall become effective immediately prior to and contingent upon the Public Trading Date (the “Effective Date”). In accordance with Treas. Reg. § 1.423-2(a)(2)(ii), the Company shall seek stockholder approval of the Plan within 12 months before or after the date the Plan is adopted. No Options shall be exercised unless and until the Plan has been approved by the stockholders of the Company. If stockholder approval is not received within 12 months before or after the Plan is adopted, the Plan shall be terminated and any amounts contributed by employees to the Plan shall be returned to the employees without interest (unless otherwise required pursuant to applicable law).
22.
Termination of the Plan. Except as otherwise provided in Section 21, the Plan may be terminated at any time by the Administrator. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten-year anniversary of the date the Plan is approved by the Company’s stockholders (such ten-year anniversary, the “Expiration Date”).
23.
Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to a right to purchase unless the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed. Without limiting the foregoing, the Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company may, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock. If, pursuant to this Section 23, the Administrator determines that the shares of Common Stock will not be issued to any Participant, all accumulated payroll deductions will be promptly refunded, without interest (unless otherwise required pursuant to applicable law), to the Participant, without any liability to the Company or any of its Affiliates.
24.
Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
25.
Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
26.
Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.
27.
Code Section 409A. The Plan is intended to be exempt from the application of Section 409A of the Code and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. Notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an Option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the Option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.

28.
Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.
29.
General.
(a)
No Right to Options; No Stockholder Rights; No Right to Employment. No person shall have any right to be granted any Option under the Plan. No person shall have any rights as a stockholder with respect to any Common Stock to be issued under the Plan prior to the issuance thereof. The grant of an Option shall not be construed as giving any person the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss an employee free from any liability or any claim under the Plan, except as expressly provided herein.
(b)
Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.
(c)
Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.
(d)
Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.
(e)
Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of accepting receipt shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Administrator, the Company and any Designated Company, and all other parties with respect thereto.
(f)
Headings and Captions; Rules of Construction. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder. Except where otherwise indicated, references to Sections are references to sections of this Plan.
(g)
Unfunded Status of Plan. The Plan is unfunded and shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any Participant (or beneficiary thereof), on the one hand, and the Company, any Designated Company, the Board, the Administrator, or any other person, on the other hand.

30.
Definitions.
(a)
“Acquisition Price” means the cash payment for each share surrendered in a Corporate Transaction.
(b)
“Administrator” means the Board or the Committee (or a delegate appointed in accordance with Section 1).
(c)
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(f)
“Committee” means the Compensation Committee of the Board (or any other committee or subcommittee of the Board that the Board may appoint to administer the Plan). Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee (except as such functions may be delegated pursuant to Section 1).
(g)
“Common Stock” means the common stock of the Company.
(h)
“Company” means Odyssey Therapeutics, Inc., a Delaware corporation (or any successor company).
(i)
“Compensation” means the amount of base pay, prior to reductions (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.
(j)
“Corporate Transaction” means any of the following:
(i)
a transaction or series of related transactions in which any person (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any person who prior to such transaction or series of related transactions owns more than a majority of the Company’s Common Stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company; unless the stockholders of the Company immediately before such transaction or series of related transactions own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such transaction or series of related transactions;
(ii)
a consolidation or merger of the Company with or into another entity or a similar transaction involving the Company, unless the stockholders of the Company immediately before such consolidation, merger, or other transaction own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;
(iii)
individuals who are members of the Board on the date the Plan is approved by the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board;
(iv)
the sale, lease, exclusive license, or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company, other than to an entity of which the stockholders of the Company immediately before such sale, lease, exclusive license, or other disposition own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license, or other disposition; or
(v)
the liquidation, dissolution, or winding up of the Company.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if its sole purpose is to: (x) change the jurisdiction of the Company’s incorporation, or (y) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(k)
“Designated Company” means any present or future Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan to the extent consistent with Section 423 of the Code. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The Administrator may also determine which Subsidiaries, Affiliates or Eligible Employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code.
(l)
“Effective Date” has the meaning set forth in Section 21.
(m)
“Eligible Employee” has the meaning set forth in Section 3.
(n)
“ESPP Request Form” means an agreement, which may be electronic, pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering.
(o)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)
“Exercise Date” means the last day of a Purchase Period.
(q)
“Expiration Date” has the meaning set forth in Section 22.
(r)
“Fair Market Value” on any given date means the fair market value of the Common Stock determined as follows:
(i)
if the Common Stock is listed on one or more established stock exchanges or national market systems, including The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)
if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)
the fair market value determined by the Administrator in good faith using any measure of value that the Administrator determines to be appropriate a manner consistent with the valuation principles under section 423 of the Code.
(s)
“Offering” means an offering to Eligible Employees to purchase Common Stock under the Plan. Unless otherwise determined by the Administrator, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate may be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering are identical, and the provisions of the Plan will separately apply to each Offering. The terms of separate Offerings need not be identical, provided that all Eligible Employees granted an Option in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423 (or as otherwise provided under the terms of any applicable sub-plan).
(t)
“Offering Date” means the first day of an Offering.
(u)
“Option” has the meaning set forth in Section 8.
(v)
“Option Price” has the meaning set forth in Section 8.
(w)
“Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

(x)
“Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
(y)
“Plan” means the Odyssey Therapeutics, Inc. 2026 Employee Stock Purchase Plan, as may be amended or restated from time to time.
(z)
“Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system, or, if earlier, the date on which the Company becomes a “publicly held corporation” for purposes of Treasury Regulation Section 1.162-27(c)(1).
(aa)
“Purchase Period” means the period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following the Offering Date and ending on the Exercise Date or the last Trading Day prior to the Exercise Date. An Offering may consist of one or more Purchase Periods.
(bb)
“SEC” means the United States Securities and Exchange Commission.
(cc)
“Securities Act” means the Securities Act of 1933, as amended.
(dd)
“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
(ee)
“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market of The Nasdaq Stock Market LLC and the New York Stock Exchange, is open for trading.